Exhibit 99.1

Media	Analysts	Investors
Susan Gallagher	Doug Fischer	Investor Services
(314) 554-2175	(314) 554-4859	(800) 255-2237
sgallagher@ameren.com	dfischer@ameren.com	invest@ameren.com

FOR IMMEDIATE RELEASE

AmerenUE Requests Sponsors to Withdraw
Missouri Clean and Renewable Energy Construction Bills in General Assembly

Company Appreciates Strong Support Offered by Courageous Legislators,
Applauds Vigorous Debate about Energy Issues

ST. LOUIS, MO, April 23, 2009—Senior management of AmerenUE, the Missouri operating subsidiary of Ameren Corporation (NYSE: AEE), today announced that they have asked the legislative sponsors of the Missouri Clean and Renewable Energy Construction Act (SB228/HB554) to withdraw the bills from consideration by the General Assembly.

“We want to thank the visionary leadership in both the Missouri House and Senate, where this legislation won strong initial support in committees in both bodies,” said AmerenUE President and Chief Executive Officer Thomas R. Voss.  “Many representatives and senators understood the need for acting now to secure Missouri’s energy independence and security, agreeing with us that allowing these funding mechanisms is best for Missouri.

“As we were moving forward to preserve the option for nuclear energy for our state, we stressed that we needed financial and regulatory certainty before we could begin construction.  However, the current version of the bill being debated in the Senate strips the legislation of the very provisions we needed most to move forward. As a result, AmerenUE is suspending its efforts to build a nuclear power plant in Missouri.”

The legislation, as originally proposed, would have allowed regulators to authorize funding mechanisms for construction of clean energy plants in Missouri—including a nuclear power plant, which UE officials believe offered the best solution for providing reliable, low-cost energy with a reduced carbon footprint.  A key element of the legislation, known as CWIP, or construction work in progress, is a funding plan used across the United States to allow utilities to recover financing costs from customers, while building a new plant.  Current Missouri law prevents Missouri investor-owned utilities from recovering any plant development costs until an energy plant is operating.  This law makes financing a new plant in the current economic environment impossible.

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 “We salute the strong leadership of the bill sponsors---Senators Delbert Scott and Frank Barnitz and Representatives Ed Emery and Gina Walsh; of individuals like Hugh McVey, of the AFL-CIO; of officials of cooperative and municipal utilities and associations; and of union, civic and environmental leaders who understood the benefits to customers of this legislation.  They understood the importance of bringing 3,000 jobs and over $6 billion in economic benefits, including significant tax revenues, to the state with this clean energy project.  We also want to thank the hundreds of people who wrote letters supporting this legislation.  These individuals are only some of the many who helped our elected officials understand that this legislation is an essential first step for development of clean energy sources in Missouri.”

However, Voss said at this point the legislation does not provide the assurances needed for UE to take on a multi-billion dollar project.  “A large plant would be difficult to finance under the best of conditions, but in today’s credit constrained markets, without supportive state energy policies, we believe getting financial backing for these projects is impossible,” he said. “Pursuing the legislation in its current form will not give us the financial and regulatory certainty we need to complete this project.

“While we are disappointed with the outcome of this legislative initiative, the Missouri Clean and Renewable Energy Construction Act sparked a vigorous debate about energy issues and caused everyone involved to think more deeply about energy policy,” added Voss. “That debate has established a foundation for the constructive energy policy discussions we must continue to have with legislators, regulators, customers and other stakeholders to meet the energy needs of our children and grandchildren in decades to come.”  Energy demand in Missouri has increased 50 percent since 1990 and is projected to grow significantly in the next 20 years.

Voss added that UE has been a vital part of Missouri for over 100 years. “We illuminated the 1904 Worlds Fair.  We built Bagnell Dam at the Lake of the Ozarks during the Great Depression, and since 1984, our Callaway Nuclear Plant has provided safe, reliable, affordable clean energy.  AmerenUE turned on the power yesterday and today and will always work to keep the power on,” he said. “Now, we will continue looking at options for providing the electricity Missourians will need in coming years.”

With residential electric retail rates that are approximately 38 percent below the national average, AmerenUE provides electricity and natural gas to 1.2 million customers in Missouri.  With assets of approximately $23 billion, Ameren Corporation (www.ameren.com) serves 2.4 million electric customers and one million natural gas customers in a 64,000-square-mile area of Missouri and Illinois.

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Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in our filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations and future rate proceedings or future legislative actions that seek to limit or reverse rate increases;

•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including AmerenUE and Ameren Energy Marketing Company;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely fashion in light of regulatory lag;
•	prices for power in the Midwest, including forward prices;
•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;
•	disruptions of the capital markets or other events that make the Ameren companies’ access to necessary capital, including short-term credit, impossible, more difficult or costly;
•	our assessment of our liquidity and the effect of regulatory lag on our available liquidity sources;
•	actions of credit rating agencies and the effects of such actions;
•	operation of AmerenUE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;
•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect; and

•	legal and administrative proceedings.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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